UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 7, 2016

(Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627

(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2016, Renso Zwiers tendered a letter of resignation to the Board of Directors (the “Board”) of OCI GP LLC, the general partner (the “General Partner”) of OCI Partners LP (the “Partnership”). Mr. Zwiers’ resignation was effective immediately and was not a result of any disagreement with the Partnership.

Effective July 8, 2016, Ahmed K. El-Hoshy was appointed to the Board by OCI USA, the sole member of the General Partner and an indirect, wholly-owned subsidiary of OCI N.V. (“OCI”).

Since Mr. El-Hoshy is an employee of OCI, he will not receive additional compensation for his service as a director of the General Partner. There have not been any transactions since the beginning of the Partnership’s last fiscal year, nor are there any proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000 and in which Mr. El-Hoshy had or will have a direct or indirect material interest.

There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. El-Hoshy was appointed as a director of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

	By:	OCI GP LLC, its general partner

Dated: July 11, 2016	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer